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                                                Exhibit 99

           MANAGEMENT INCENTIVE STOCK OPTION PLAN


1. Establishment and Purpose. Sprint Corporation, a Kansas corporation (the "Company"), hereby establishes a stock option plan to be named the Management Incentive Stock Option Plan (the "Plan") The purpose of the Plan is to permit employees of the Company and its subsidiaries who are eligible to receive annual incentive compensation to receive nonqualified stock options in lieu of a portion of the target incentive under the Company's management incentive plans ("MIPs"), thereby encouraging the employees to focus on the growth and profitability of the Company and the performance of its common stock. Subject to approval of the Company's stockholders, the Plan provides for options to be granted beginning March 15, 1995, and ending April 18, 2005. Stock options granted prior to or as of April 18, 2005, may extend beyond that date.

2. Administration. The Plan shall be administered by the Organization and Compensation Committee of the Board of Directors (the "Committee"). The Company shall grant options under the Plan in accordance with determinations made by the Committee pursuant to the provisions of the Plan. The Committee from time to time may adopt (and thereafter amend and rescind) such rules and regulations for carrying out the Plan and take such action in the administration of the Plan, not inconsistent with the provisions of the Plan, as it shall deem proper. The Committee may correct any defect, supply any omission or reconcile any inconsistency in the Plan, or in any option or restricted shares of common stock granted or issued pursuant to the Plan, in the manner and to the extent it shall deem desirable to effect the terms of the Plan. The interpretation and construction of any provisions of the Plan by the Committee shall, unless otherwise determined by the Board of Directors of the Company, be final and conclusive. No member of the Board of Directors or the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it.
     The Corporate Secretary shall act as Plan Administrator carrying out the day-to-day administration of the Plan unless the Committee appoints another officer or employee of the Company as Plan Administrator.

3. Eligibility. The Committee will determine each year whether options will be granted in such year, whether participation will be elective or automatic and the amount of incentive compensation to be given up for each stock option. Any salaried employee of the Company and its subsidiaries shall be eligible to be selected for participation in the MIPS. The Committee will, in its discretion, determine the employees who participate in the MIPs and, therefore, who will be eligible for options, the dates on which options shall be granted, and any conditions on the exercise of the options.

     No option may be granted to any individual who immediately after the option grant owns directly or indirectly stock possessing more than five percent (5%) of the total combined voting power or value of all classes of stock of the Company or any subsidiary.


4. Common Stock Subject to the Plan. The shares of common stock of the Company, $2.50 par value, to be issued upon the exercise of a nonqualified option to purchase common stock granted in lieu of MIP payout may be made available from the authorized but unissued common stock of the Company, shares of common stock held in the treasury, or common stock purchased on the open market or otherwise.

     Approval of the Plan by the Stockholders of the Company shall constitute authorization to use such shares for the Plan subject to the discretion of the Board or as such discretion may be delegated to the Committee.

     Subject to the provisions of the following paragraph, the total number of shares for which options may be granted under the Plan each year shall be 0.9% of the total outstanding shares of common stock of the Company as of the first day of such year; provided, however, that such numbers shall be increased in any year by the number of shares available in previous years for which options have not been granted. If and when an option granted under the Plan is terminated without having been exercised in full, the unpurchased or forfeited shares shall become available for grant to other employees.

     The number of shares subject to the Plan may be appropriately adjusted by the Committee in the circumstances outlined in Section 5(k).

5. Stock Options; Terms and Conditions. Each option will represent the right to purchase a specific number of shares of common stock of the Company and shall be subject to the following terms and conditions and to such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

     a. Consideration for and Number of Options. Each option shall be granted in lieu of a portion of the optionee's cash payout under the MIPs. The Committee shall determine the number of shares or the manner of calculating the number of shares available for each option each year, subject to the total number of shares available under the Plan for such year, and the amount or the method of determining the amount of annual incentive compensation to be given up by each participant in return for an option, taking into consideration appropriate factors in making such determinations, such as interest rates, volatility of the market price of common stock of the Company and the term of the option, provided, however that shares subject to options granted to any individual employee during any calendar year shall not exceed a total of 500,000 shares.


     b. Participation in the Plan. Participation in the Plan may be voluntary or automatic, as determined by the Committee. The rules and procedures for voluntary participation, when applicable, shall be established and implemented by the Plan Administrator.

     c. Exercise Price. The price at which each share covered by an option may be purchased shall be one hundred percent (100%) of the fair market value of the Company's common stock on the date the option is granted. Fair market value shall be deemed to be the average of the high and low prices of the Company's common stock for composite transactions as published by major newspapers for the date the option is granted or, if no sale of the Company's common stock shall have been made on that day, the next preceding day on which there was a sale of such stock.

     d. Vesting. Unless the Committee determines otherwise, stock option grants shall provide that the total number of shares subject to an option shall become exercisable December 31 in the year of the date of grant.

     e. Term of Option. Options shall not be exercisable after the expiration of ten (10) years from the date of grant.

     f. Payment of Exercise Price. Options shall be exercisable only upon payment to the Company of the full purchase price of the shares with respect to which options are exercised. Payment for the shares shall be either in United States dollars, payable in cash or by check, or by surrender of stock certificates representing like common stock of the Company having an aggregate fair market value, determined as of the date of exercise, equal to the number of shares with respect to which such options are exercised multiplied by the exercise price per share. The fair market value of common stock on the date of exercise of options shall be determined in the same manner as the fair market value of common stock on the date of grant of options is determined. Certain optionees may use restricted stock as payment for the exercise price in accordance with Section 6 hereof. In that event, fair market value of the shares of restricted stock will be determined as if the shares were not restricted.

     g. Manner of Exercise. A completed exercise form and the exercise price, whether in the form of cash or stock, must be delivered to the Plan Administrator in order to exercise an option. An option shall be deemed exercised on the date such exercise form and payment are received by the Plan Administrator.

     h. Time for Exercise. Each option expires if it has not been exercised within its term. Once an option has expired for any reason, it can no longer be exercised. If employment with the Company or a subsidiary of the Company is terminated, the optionee may exercise options which are exercisable on the date of termination of employment until the earlier of (1) the date on which the option expires and (2) the end of the applicable time period below:

          (i)  retirement:  five years after retirement date.

          (ii) disability (qualifying for long-term disability benefits under the Company's Basic
               Long-Term Disability Plan): five years after qualification date.

          (iii) death: one year after death for the estate or designated beneficiary to exercise the decedent's options.

          (iv) involuntary termination other than for cause:
               the date on which the option expires.

          (v) voluntary termination: three months from the date of termination of employment.

          If an optionee's employment is terminated for a reason constituting good cause, any outstanding options granted under the Plan and held by such optionee at such time will automatically terminate. For this purpose, "good cause" shall mean conduct by the optionee which reflects adversely on his or her honesty, trustworthiness or fitness as an employee, or the optionee's willful engagement in conduct which is demonstrably and materially injurious to the Company.

               If an optionee becomes associated with,
          becomes employed by, renders services to, or owns any interest in (other than a nonsubstantial interest, as determined by the Committee) any business in competition with the Company, all outstanding options whether vested or unvested shall automatically terminate and shares of restricted stock received upon the exercise of an option pursuant to Section 6 hereof which continue to be restricted shall be forfeited.

     i. Restricted Stock. Certain optionees may elect to deliver restricted shares or receive restricted shares in connection with an exercise of an option, as provided in Section 6 hereof.

     j.   Assignment of Benefits; Beneficiary Designations.
          Options may not be executed, levied, garnished, attached, pledged, assigned or transferred other than by will or by the laws of descent and distribution, except that an optionee may designate a beneficiary or beneficiaries to exercise unexpired options after the optionee's death. Designations must be made in writing on a form provided by the Plan Administrator.
          Designations shall become effective on the date that the form -- properly completed, signed and notarized -- is received by the Plan
          Administrator.

     k. Change in Stock, Adjustments. In the event that the outstanding shares of common stock of the Company are hereafter increased or decreased or changed into or exchanged for a different number of shares or kind of shares or other securities of the Company or of another corporation, by reason of reorganization, merger, consolidation, recapitalization, reclassification, stock split up, combination of shares, or a dividend payable in capital stock, appropriate adjustment shall be made by the Committee in the number of shares as to which outstanding options, or portions thereof then unexercised, shall be exercisable, to the end that the optionee's proportionate interest shall be maintained as before the occurrence of such event, and such adjustment of outstanding options shall be made without change of the total price applicable to unexercised options and with a corresponding adjustment in the exercise price per share.

6. Restricted Stock. Certain optionees, as determined by the Committee, may elect to receive restricted shares upon payment for the exercise of an option in the form of unrestricted common stock. The optionee will receive the same number of unrestricted shares as the number of shares surrendered to pay the exercise price, while the shares received in excess of the number surrendered to pay the exercise price may be restricted. Such optionees may also elect to deliver restricted shares of the Company's common stock in payment of the exercise price notwithstanding restrictions on transferability to which such shares
     are subject.   The Company shall be authorized to issue
     restricted shares of common stock upon such exercises of stock options, subject to the following conditions:

     a. The optionee shall elect a vesting period for the restricted common stock to be received upon exercise of the option of between six (6) months and ten (10) years, subject to rules and procedures established by the Plan Administrator, but in no event may an optionee elect a vesting period shorter than the period provided in paragraph (d) of this Section 6.

     b. The optionee who receives the restricted stock may not sell, transfer, assign, pledge, or otherwise encumber or dispose of shares of restricted stock, except in payment of the exercise price of a stock option issued by the Company, until such time as all restrictions on such stock have lapsed.

     c. An optionee who elects to receive restricted common stock upon an exercise shall have the right to satisfy tax withholding obligations in the manner provided in Section 8 hereof.

     d. Restricted common stock received in such an exercise or from an election to receive a Long-Term Incentive Plan payout in restricted stock, or any Restricted Stock Award granted pursuant to the Long-Term Stock Incentive Program, shall be eligible for use in payment of the exercise price of a stock option, so long as all the shares received as a result of such an exercise are restricted for a period at least as long as, and with terms at least as restrictive as the terms of, the restricted common stock used in payment.

     e. The shares of restricted common stock received in an exercise of a stock option that continue to be restricted shall be forfeited in the event that vesting conditions are not satisfied, subject to the discretion of the Committee, except in the case of death, disability, normal retirement, or involuntary termination for reasons other than cause, in which case all restrictions lapse; provided, however, that in no event shall restrictions lapse if the restrictions on shares used to pay for the exercise have not lapsed under the same conditions. If restricted shares are forfeited, the optionee or his representative shall sign any document and take any other action required to assign said restricted shares back to the Company.

     f. The optionee will have all the rights of a stockholder with respect to shares of restricted stock received upon the exercise of an option, including the right to vote the shares of stock and the right to dividends on the stock. Unless the Plan Administrator establishes alternative procedures, the shares of restricted stock will be registered in the name of the optionee and the certificates evidencing such shares shall bear an appropriate legend referring to the terms, conditions and restrictions applicable to the award and shall be held in escrow by the Company. The optionee shall execute a stock power or powers assigning the shares of restricted stock back to the Company, which stock powers shall be held in escrow by the Company and used only in the event of the forfeiture of any of the shares of restricted stock. A certificate evidencing unrestricted shares of common stock shall be issued to the optionee promptly after the restrictions lapse on any restricted shares.

     g. The Plan Administrator shall have the discretion and authority to establish any rules in connection with the use of restricted stock, including but not limited to regulating the timing of the lapse of restrictions within the six-month to ten-year period and prescribing election forms as the Plan Administrator deems necessary or desirable for the orderly administration of such exercises.

7. Reload Options. The Committee may provide that optionees have the right to a reload option, which shall be subject to the following terms and conditions:

     a. Grant of the Reload Option; Number of Shares; Price. Subject to subsections (b) and (c) of this
          Section 7 and to the availability of shares to be optioned under the Plan, if an optionee has an option (the "original option") with reload rights and pays for the exercise of the original option by surrendering common stock of the Company, the optionee shall receive a new option ("reload option") for the number of shares so surrendered (or, if applicable, the number of shares provided for in paragraph (h) of this Section 7) at an exercise price equal to the fair market value of the stock on the date of the exercise of the original option.

     b. Minimum Purchase Required. A reload option will be granted only if the exercise of the original option is an exercise of at least 25% of the total number of shares granted under the original option (or an exercise of all the shares remaining under the original option if less than 25% of the shares remain to be exercised).

     c. Other Requirements. A reload option will not be granted: (1) if the market value of the common stock of the Company on the date of exercise of the original option is less than the exercise price of the original option; (2) if the optionee is no longer an employee of the Company or its subsidiary; or (3) if the original option is exercised less than one year prior to the expiration of the original option.

     d. Term of Option. The reload option shall expire on the same date as the original option.

     e. Type of Option. The reload option shall be a nonqualified option.

     f. No Additional Reload Options. The reload options shall not include any right to a second reload option.

     g. Date of Grant, Vesting. The date of grant of the reload option shall be the date of the exercise of the original option. The reload options shall be exercisable in full beginning one year from date of grant; provided, however, that all shares purchased upon the exercise of the original option (except for any shares withheld for tax withholding obligations) shall not be sold, transferred or pledged within six months from the date of exercise of the original option. In no event shall a reload option be exercised after the original option expires as provided in subsection
          (d) of this Section 7.

     h. Stock Withholding; Grants of Reload Options. If the other requirements of this Section 7 are satisfied, and if shares are withheld or shares surrendered for tax withholding, a reload option will be granted for the number of shares surrendered as payment for the exercise of the original option plus the number of shares surrendered or withheld to satisfy tax withholding. In connection with reload options for officers who are subject to Section 16 of the Securities Exchange Act of 1934, the Committee may at any time impose any limitations which, in the Committee's sole discretion, are necessary or desirable in order to comply with Section 16(b) of the Securities Exchange Act of 1934 and the rules and regulations thereunder, or in order to obtain any exemption therefrom.

     i. Other Terms and Conditions. Except as otherwise provided in this Section 7, all the provisions of the Plan shall apply to reload options.


 8. Stock Withholding Election. When taxes are withheld in connection with the exercise of a stock option by delivering shares of stock in payment of the exercise price, or upon the lapse of restrictions on restricted stock received upon the exercise of an option (the date on which income is recognized in connection with any such exercise or lapse of such restrictions hereinafter referred to as the "Tax Date"), the optionee may elect to make payment for the withholding of federal, state and local taxes, excluding Social Security and Medicare taxes, up to the optionee's marginal tax rates, by one or both of the following methods:

          (i) delivering part or all of the payment in previously-owned shares (which shall be valued at fair market, as defined herein, on the Tax Date) held for at least six months, whether or not received through the prior exercise of a stock option; or

          (ii) requesting the Company to withhold from those shares that would otherwise be received upon exercise of the option, or upon the lapse of restrictions, a number of shares having a fair market value (as defined herein) on the Tax Date equal to the amount to be withheld. The amount of tax withholding to be satisfied by withholding shares from the option exercise or from the restricted stock received through the exercise of an option upon the lapse of restrictions is limited to the minimum amount of taxes, excluding Social Security and Medicare taxes, required to be withheld under federal, state and local law.

     Such election is irrevocable. Any Social Security and Medicare taxes, any fractional share amount and any additional withholding not paid by the withholding or surrender of shares must be paid in cash. If no timely election is made, cash must be delivered to satisfy all tax withholding requirements.

     Optionees who are subject to Section 16 of the Securities Exchange Act of 1934 ("Insiders") making an election pursuant to (i) or (ii) of the immediately preceding paragraph must do so: (a) at least six months after the date of grant of the option; and (b) within a "window period" as defined in Rule 16b-3(e)(3) under the Securities Exchange Act of 1934 or at least six months in advance of the Tax Date. An election by an Insider to deliver stock or have stock retained to satisfy tax obligations is subject to the approval of the Committee and to such rules as the Committee may from time to time adopt.

9.   Miscellaneous.

     a. Amendment. The Company reserves the right to amend the Plan at any time by action of the Board of Directors provided that no such amendment may materially and adversely affect any outstanding stock options without the consent of the respective participants, and provided that, without the approval of the stockholders, no such amendment may increase the total number of shares reserved for the purposes of the Plan.

     b. Effectiveness of Plan. This Plan shall be effective as of February 18, 1995, subject to approval of Stockholders of the Company prior to February 18, 1996.

     c. Rights in Securities. All certificates for shares delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the shares are then listed, and any applicable federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. No optionee or optionee's beneficiary, executor or administrator, legatees or distributees, as the case may be, will be, or will be deemed to be, a holder of any shares subject to an option unless and until a stock certificate or certificates for such shares are issued to such person or persons under the terms of the Plan. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 5(k) hereof.

     d. Date of Grant. The grant of an option shall be effective no earlier than the date the Committee decides to grant the option, except that grants of reload options shall be effective as provided in Section 7g hereof.

     e. Application of Funds. The proceeds received by the Company from the sale of stock subject to option are to be added to the general funds of the Company and used for its corporate purposes.

     f. No Obligation to Exercise Option. Granting of an option shall impose no obligation on the optionee to exercise such option.